MUELLER WATER PRODUCTS REPORTS
2018 FOURTH QUARTER AND FISCAL YEAR RESULTS

Increased Net Sales 12.1% in Quarter, 10.9% in Fiscal Year
Earned Net Income per Diluted Share of $0.16 in Quarter, $0.66 in Fiscal Year
Delivered Adjusted Net Income per Diluted Share of $0.17 in Quarter, $0.53 in Fiscal Year

ATLANTA, November 5, 2018 - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal 2018 fourth quarter ended September 30, 2018 net sales were $254.3 million and net income was $25.0 million.
In the 2018 fourth quarter, the Company:

•	Increased net sales 12.1 percent, or $27.4 million, to $254.3 million as compared with $226.9 million in the prior year quarter.

•	Generated operating income of $40.5 million and adjusted operating income of $42.6 million as compared with $33.6 million and $39.2 million, respectively, in the prior year quarter.

•
Reported income from continuing operations of $25.0 million as compared with $20.1 million in the prior year quarter. Improved adjusted net income to $26.8 million as compared with $24.1 million in the prior year quarter.

•
Reported net income per diluted share of $0.16 and adjusted net income per diluted share of $0.17 as compared with income from continuing operations per diluted share of $0.13 and adjusted net income per diluted share of $0.15 in the prior year quarter.

In the full fiscal year, the Company:

•	Increased net sales 10.9 percent over the prior year to $916.0 million.

•	Improved income from continuing operations to $105.6 million as compared with $54.3 million in the prior year.

•	Increased adjusted EBITDA $16.2 million to $180.0 million as compared with $163.8 million in the prior year, yielding an adjusted EBITDA margin of 19.7 percent.

•	Reported net income per diluted share of $0.66 and delivered adjusted net income per diluted share of $0.53, a 20.5 percent increase as compared with $0.44 in the prior year.

•	Generated operating cash flow of $132.7 million and invested $55.7 million in capital expenditures resulting in $77.0 million of free cash flow.
“Strong demand in our end markets helped us finish the year with 12.1 percent net sales growth and an 8.7 percent increase in adjusted operating income in the quarter. Once again, we were able to offset material cost inflation with price increases taken earlier this year. In addition, we announced price increases for many of our products in September, which we expect to help offset anticipated inflation in fiscal 2019,” said Scott Hall, President and Chief Executive Officer of Mueller Water Products.

“I am proud of how we executed this year evidenced by growing annual net sales 10.9 percent, adjusted operating income 11.4 percent, and adjusted net income per share 20.5 percent. We made significant progress executing our key initiatives to grow and enhance our position as a leading water infrastructure company. In addition to launching several key new products this year, we unveiled our new Mueller brand identity at the 2018 WEFTEC conference in October. This brings our family of brands more closely together to facilitate our ongoing efforts for driving revenue growth.
“To support future growth, we are accelerating investments in our business to drive new product development and operational excellence. We opened a new technology center of excellence in Chattanooga. We are creating a new center in Atlanta which will focus on software and communications technologies. We increased our capital spending in fiscal 2018 by $15 million to $56 million enabling us to further accelerate manufacturing efficiencies and expand our capabilities to meet the growing demand for water infrastructure products as utilities repair and rebuild their aging infrastructure.
“Earlier today, we announced an agreement to acquire Krausz Industries, Ltd., which we believe offers an excellent opportunity to broaden our product portfolio by adding a high quality brand of pipe repair products to our infrastructure business. Krausz is a family-owned company with a long track record of innovation and growth. Their product offerings allow us to address a broader scope of needs across the water infrastructure system and its footprint expands our global presence. We are very pleased to have Krausz join the Mueller family.
“As we move forward, I am very encouraged about the progress we have made executing strategies that are creating a strong foundation for future growth. For 2019, we anticipate continued strong demand in our end markets, and we will continue to execute our key initiatives to drive sales and increase adjusted operating income. As a result, we expect to increase our organic consolidated net sales between 4 and 6 percent in 2019, with organic adjusted operating income growth between 7 and 9 percent. We believe our balanced and disciplined capital allocation supported by a strong balance sheet and free cash flow will continue to benefit shareholders while supporting organic growth and acquisitions.”
Consolidated Results
Net sales for the 2018 fourth quarter increased $27.4 million, or 12.1 percent, to $254.3 million as compared with $226.9 million in the 2017 fourth quarter with growth in both segments.
Adjusted operating income increased to $42.6 million for the 2018 fourth quarter as compared with $39.2 million in the 2017 fourth quarter.
Segment Results
Infrastructure
Net sales for the 2018 fourth quarter increased $19.1 million, or 9.3 percent, to $223.5 million as compared with $204.4 million in the 2017 fourth quarter, due to higher shipment volumes and higher pricing.
Operating income and adjusted operating income were $50.1 million in the quarter. Adjusted operating income decreased $0.9 million as compared with $51.0 million in the prior year quarter, primarily due to higher costs associated with inflation and manufacturing inefficiencies, which were partially offset by higher shipment volumes and higher pricing.

Technologies
Net sales for the 2018 fourth quarter increased $8.3 million, or 36.9 percent, to $30.8 million, as compared with $22.5 million in the 2017 fourth quarter, due to higher volumes.
Operating income was $0.3 million in the 2018 fourth quarter and operating loss was $2.8 million in the prior year quarter. Adjusted operating income improved $2.5 million to $0.3 million in the current quarter compared with an adjusted operating loss of $2.2 million in the prior year quarter. The improvement in adjusted operating income was primarily due to higher volumes and improved manufacturing performance, partially offset by higher costs associated with inflation.
Income Taxes
For the 2018 fourth quarter, the Company reported income tax expense of $9.7 million, or 28.0 percent of income before income taxes. This rate differs from the statutory rate primarily due to the effects of state income taxes, manufacturing deductions and discrete items.
For the fiscal year, the adjusted effective income tax rate was 26.2 percent as compared with an effective rate of 30.8 percent in the prior year primarily due to a lower federal income tax rate effective January 2018.
2019 Business Outlook
The Company’s following full year 2019 expectations reflect the current business environment, and exclude the impact from the pending acquisition of Krausz Industries Ltd., which we anticipate closing in December 2018.

•
Healthy demand in all end markets with municipal spending growth in the low to mid-single digit range, residential construction growth in the mid-single digit range and natural gas distribution growth in the mid to high-single digit range.

•	Organic consolidated net sales growth between 4 and 6 percent supported by increased volume growth and higher pricing.

•	Based on the current outlook for product mix and inflation, adjusted operating income growth between 7 and 9 percent from $137.3 million of adjusted operating income in 2018.

•	Corporate SG&A expenses between $35 million and $37 million.

•	Net interest expense between $20 million and $21 million.

•	Effective income tax rate between 25% and 27%.

•	Depreciation and amortization between $50 million and $53 million, and capital expenditures between $56 million and $60 million.
Conference Call Webcast
Mueller Water Products’ quarterly earnings conference call will take place Tuesday, November 6, 2018, at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available for 30 days and can be accessed by dialing 1-800-860-4697. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Use of Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s results as determined under GAAP, the Company also provides non-GAAP information that management believes is useful to investors. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance.
The Company presents net debt and net debt leverage as performance measures because management uses them in evaluating its capital management, and the investment community commonly uses them as measures of indebtedness. The Company presents free cash flow because management believes it is commonly used by the investment community to measure the Company’s ability to create liquidity.
The calculations of these non-GAAP measures and reconciliations to GAAP results are included as an attachment to this press release and have been posted online at www.muellerwaterproducts.com.
Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our go-to-market strategies, operational excellence, acceleration of new product development, continued growth in our end markets, net sales growth and adjusted operating income targets, growth and capital allocation strategies and future warranty charges. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.

Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market, regulatory and tariff conditions, manufacturing and product performance, warranty assumptions (including the adequacy of our reserves related thereto), expectations regarding higher volumes, continued execution of our cost productivity initiatives and improved pricing, the failure to satisfy any conditions to our acquisition of Krausz Industries, Ltd., the failure to realize any of the anticipated benefits of our acquisition of Krausz within the time period currently expected (or at all) for any reason (including as a result of actions taken by the United States or foreign governments or regulatory authorities concerning the manufacturing and import of goods from other jurisdictions), the risk that the integration of Krausz’s operations into our own will be materially delayed or will be more costly or difficult than expected, the effect of the announcement of the acquisition on our business or the business of Krausz, diversion of management’s attention from our ongoing business operations and opportunities, and other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intent to update forward-looking statements, except as required by law.
About Mueller Water Products, Inc.
Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.
Mueller refers to one or more of Mueller Water Products, Inc., a Delaware corporation ("MWP"), and its subsidiaries. MWP and each of its subsidiaries are legally separate and independent entities when providing products and services. MWP does not provide products or services to third parties. MWP and each of its subsidiaries are liable only for their own acts and omissions and not those of each other. MWP brands include Mueller®, Echologics®, Hydro Gate®, Hydro-Guard®, Jones®, Mi.Net®, Milliken®, Pratt®, Singer®, and U.S. Pipe Valve & Hydrant. Please see muellerwp.com/brands to learn more.
Investor Relations Contact: Whit Kincaid
770-206-4116
wkincaid@muellerwp.com

Media Contact: Yolanda Kokayi
770-206-4131
ykokayi@muellerwp.com

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	September 30,
	2018	2017
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$347.1	$361.7
Receivables, net	164.3	145.3
Inventories	156.6	138.9
Other current assets	17.5	24.4
Total current assets	685.5	670.3
Property, plant and equipment, net	150.9	122.3
Intangible assets	420.2	439.3
Other noncurrent assets	35.3	26.4
Total assets	$1,291.9	$1,258.3

Liabilities and equity:
Current portion of long-term debt	$0.7	$5.6
Accounts payable	90.0	82.5
Other current liabilities	76.4	53.5
Total current liabilities	167.1	141.6
Long-term debt	444.3	475.0
Deferred income taxes	79.2	115.1
Other noncurrent liabilities	36.5	37.1
Total liabilities	727.1	768.8

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 157,332,121 and 158,590,383 shares outstanding at September 30, 2018 and 2017, respectively	1.6	1.6
Additional paid-in capital	1,444.5	1,494.2
Accumulated deficit	(850.0)	(955.6)
Accumulated other comprehensive loss	(32.8)	(51.8)
Total Company stockholders’ equity	563.3	488.4
Noncontrolling interest	1.5	1.1
Total equity	564.8	489.5
Total liabilities and equity	$1,291.9	$1,258.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Year ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Net sales	$254.3	$226.9	$916.0	$826.0
Cost of sales (1)	168.8	145.9	626.1	558.1
Gross profit	85.5	81.0	289.9	267.9
Operating expenses:
Selling, general and administrative	42.9	42.0	166.7	155.4
Gain on sale of idle property	—	—	(9.0)	—
Strategic reorganization and other charges	2.1	5.4	10.5	10.4
Total operating expenses	45.0	47.4	168.2	165.8
Operating income	40.5	33.6	121.7	102.1
Pension costs other than service	0.3	0.3	1.0	1.4
Interest expense, net	5.2	5.2	20.9	22.2
Loss on early extinguishment of debt (2)	0.3	—	6.5	—
Gain on settlement of interest rate swap contracts (2)	—	—	(2.4)	—
Income before income taxes	34.7	28.1	95.7	78.5
Income taxes:
Recurring-basis income tax expense	9.6	8.0	25.1	24.2
One-time impacts from tax legislation (3)	0.1	—	(35.0)	—
Income tax expense (benefit)	9.7	8.0	(9.9)	24.2
Income from continuing operations	25.0	20.1	105.6	54.3
Income (loss) from discontinued operations	—	(0.8)	—	69.0
Net income	$25.0	$19.3	$105.6	$123.3

Income per basic share:
Continuing operations	$0.16	$0.13	$0.67	$0.34
Discontinued operations	—	(0.01)	—	0.43
Net income	$0.16	$0.12	$0.67	$0.77

Income per diluted share:
Continuing operations	$0.16	$0.13	$0.66	$0.34
Discontinued operations	—	(0.01)	—	0.42
Net income	$0.16	$0.12	$0.66	$0.76

Weighted average shares outstanding:
Basic	157.8	158.6	158.2	160.1
Diluted	159.2	160.2	159.7	161.8

Dividends declared per share	$0.05	$0.04	$0.19	$0.15

(1) The year ended September 30, 2018 includes a $14.1 million discrete warranty charge. The year ended September 30, 2017 includes a similar charge of $9.8 million.
(2) During the year ended September 30, 2018, the Company issued new debt, retired its term loan and terminated its related interest rate swap contracts.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(3) U.S. federal income tax legislation was enacted during the quarter ended December 31, 2017. The quarter ended March 31, 2018 included a provisional $7.5 million one-time transition tax on undistributed foreign earnings due to this legislation. The quarters ended December 31, 2017 and September 30, 2018 also included provisional $42.6 million income tax benefit and a $0.1 million income tax expense, respectively, for the required remeasurement of net deferred tax liabilities to reflect the enacted tax rates in effect when the Company expects to recognize the related tax expenses or benefits.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year ended
	September 30,
	2018	2017
	(in millions)
Operating activities:
Net income	$105.6	$123.3
Less income from discontinued operations		69.0
Income from continuing operations	105.6	54.3
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation	20.9	19.8
Amortization	22.8	22.1
Loss on early extinguishment of debt	6.5	—
Stock-based compensation	4.3	6.0
Retirement plans	3.1	3.4
Deferred income taxes	(43.3)	(5.7)
Gain on sale	(9.0)	—
Other, net	3.8	1.1
Changes in assets and liabilities, net of acquisitions:
Receivables	(18.9)	(9.9)
Inventories	(18.4)	(1.9)
Other assets	(2.2)	(3.4)
Liabilities	57.5	(26.4)
Net cash provided by operating activities of continuing operations	132.7	59.4
Investing activities:
Capital expenditures	(55.7)	(40.6)
Proceeds from sales of assets	7.3	0.9
Business acquisitions, net of cash acquired	—	(26.6)
Net cash used in investing activities of continuing operations	(48.4)	(66.3)
Financing activities:
Repayments of debt	(486.3)	(4.9)
Issuance of debt	450.0	—
Dividends	(30.1)	(24.0)
Stock repurchased under buyback program	(30.0)	(55.0)
Debt issuance costs	(6.9)	(1.0)
Employee taxes related to stock-based compensation	(2.1)	(2.7)
Common stock issued	8.2	5.8
Other	(0.2)	0.4
Net cash used in financing activities of continuing operations	(97.4)	(81.4)
Net cash flows from discontinued operations:
Operating activities	—	(43.3)
Investing activities	—	297.2
Financing activities	—	(0.1)
Net cash provided by discontinued operations	—	253.8
Effect of currency exchange rate changes on cash	(1.5)	1.2
Net change in cash and cash equivalents	(14.6)	166.7
Cash and cash equivalents at beginning of period	361.7	195.0
Cash and cash equivalents at end of period	$347.1	$361.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$223.5	$30.8	$—	$254.3

Gross profit (loss)	$77.4	$8.1	$—	$85.5
Selling, general and administrative expenses	27.3	7.8	7.8	42.9
Strategic reorganization and other charges	—	—	2.1	2.1
Operating income (loss)	$50.1	$0.3	$(9.9)	$40.5

Operating margin	22.4%	1.0%		15.9%

Capital expenditures	$25.5	$3.3	$—	$28.8

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$25.0
Strategic reorganization and other charges				2.1
Loss on early extinguishment of debt				0.3
One-time impacts from tax legislation				0.1
Income tax benefit of adjusting items				(0.7)
Adjusted net income				$26.8

Weighted average diluted shares outstanding				159.2

Adjusted net income per diluted share				$0.17

Net income				$25.0
Loss on early extinguishment of debt				0.3
Income tax expense (1)				9.7
Interest expense, net (1)				5.2
Pension costs other than service				0.3
Operating income (loss)	$50.1	$0.3	$(9.9)	40.5
Strategic reorganization and other charges	—	—	2.1	2.1
Adjusted operating income (loss)	50.1	0.3	(7.8)	42.6
Pension costs other than service	—	—	(0.3)	(0.3)
Depreciation and amortization	9.7	1.7	—	11.4
Adjusted EBITDA	$59.8	$2.0	$(8.1)	$53.7

Adjusted operating margin	22.4%	1.0%		16.8%

Adjusted EBITDA margin	26.8%	6.5%		21.1%

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$62.6
Less capital expenditures				(28.8)
Free cash flow				$33.8

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Quarter ended September 30, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$204.4	$22.5	$—	$226.9

Gross profit	$76.3	$4.7	$—	$81.0
Selling, general and administrative expenses	25.5	6.9	9.6	42.0
Other charges	0.6	0.6	4.2	5.4
Operating income (loss)	$50.2	$(2.8)	$(13.8)	$33.6

Operating margin	24.6%	(12.4)%		14.8%

Capital expenditures	$14.7	$3.8	$0.5	$19.0

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$19.3
Loss from discontinued operations (after tax)				0.8
Strategic reorganization and other charges				5.4
Inventory purchase accounting adjustment				0.2
Income tax benefit of adjusting items				(1.6)
Adjusted net income				$24.1

Weighted average diluted shares outstanding				160.2

Adjusted net income per diluted share				$0.15

Net income				$19.3
Loss from discontinued operations (after tax)				0.8
Income tax expense (1)				8.0
Interest expense, net (1)				5.2
Pension costs other than service				0.3
Operating income (loss)	$50.2	$(2.8)	$(13.8)	33.6
Inventory purchase accounting adjustment	0.2	—	—	0.2
Strategic reorganization and other charges	0.6	0.6	4.2	5.4
Adjusted operating income (loss)	51.0	(2.2)	(9.6)	39.2
Pension costs other than service	(0.1)	—	(0.2)	(0.3)
Depreciation and amortization	9.3	1.4	0.1	10.8
Adjusted EBITDA	$60.2	$(0.8)	$(9.7)	$49.7

Adjusted operating margin	25.0%	(9.8)%		17.3%

Adjusted EBITDA margin	29.5%	(3.6)%		21.9%

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$34.0
Less capital expenditures				(19.0)
Free cash flow				$15.0

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$818.8	$97.2	$—	$916.0

Gross profit (loss)	$284.7	$5.2	$—	$289.9
Selling, general and administrative expenses	104.5	29.5	32.7	166.7
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	10.3	10.5
Operating income (loss)	$180.1	$(24.4)	$(34.0)	$121.7

Operating margin	22.0%	(25.1)%		13.3%

Capital expenditures	$47.3	$8.3	$0.1	$55.7

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$105.6
One-time impacts from tax legislation				(35.0)
Warranty charge				14.1
Gain on sale of idle property				(9.0)
Strategic reorganization and other charges				10.5
Loss on early extinguishment of debt				6.5
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit of adjusting items				(5.6)
Adjusted net income				$84.7

Weighted average diluted shares outstanding				159.7

Adjusted net income per diluted share				$0.53

Net income				$105.6
Loss on early extinguishment of debt				6.5
Gain on settlement of interest rate swap contracts				(2.4)
Income tax benefit (1)				(9.9)
Interest expense, net (1)				20.9
Pension costs other than service				1.0
Operating income (loss)	$180.1	$(24.4)	$(34.0)	121.7
Warranty charge	—	14.1	—	14.1
Gain on sale of idle property	—	—	(9.0)	(9.0)
Strategic reorganization and other charges	0.1	0.1	10.3	10.5
Adjusted operating income (loss)	180.2	(10.2)	(32.7)	137.3
Pension costs other than service	—	—	(1.0)	(1.0)
Depreciation and amortization	37.4	6.1	0.2	43.7
Adjusted EBITDA	$217.6	$(4.1)	$(33.5)	$180.0

Adjusted operating margin	22.0%	(10.5)%		15.0%

Adjusted EBITDA margin	26.6%	(4.2)%		19.7%

(1) We do not allocate interest or income taxes to our segments.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2018
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt				$0.7
Long-term debt				444.3
Total debt				445.0
Less cash and cash equivalents				347.1
Net debt				$97.9

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)				0.5	x

Reconciliation of free cash flow to net cash provided by operating activities of continuing operations:
Net cash provided by operating activities of continuing operations				$132.7
Less capital expenditures				(55.7)
Free cash flow				$77.0

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

	Year ended September 30, 2017
	Infrastructure	Technologies	Corporate	Consolidated
	(dollars in millions, except per share amounts)
Net sales	$739.9	$86.1	$—	$826.0

Gross profit	$259.9	$8.0	$—	$267.9
Selling, general and administrative expenses	93.4	27.6	34.4	155.4
Other charges	2.7	0.7	7.0	10.4
Operating income (loss)	$163.8	$(20.3)	$(41.4)	$102.1

Operating margin	22.1%	(23.6)%		12.4%

Capital expenditures	$28.5	$11.4	$0.7	$40.6

Reconciliation of non-GAAP performance measures to GAAP performance measures:
Net income				$123.3
Income from discontinued operations (after tax)				(69.0)
Discrete warranty charge				9.8
Inventory purchase accounting adjustment				1.0
Strategic reorganization and other charges				10.4
Income tax benefit of adjusting items				(4.3)
Adjusted net income				$71.2

Weighted average diluted shares outstanding				161.8

Adjusted net income per diluted share				$0.44

Net income				$123.3
Income from discontinued operations (after tax)				(69.0)
Income tax expense (1)				24.2
Interest expense, net (1)				22.2
Pension costs other than service				1.4
Operating income (loss)	$163.8	$(20.3)	$(41.4)	102.1
Warranty charge	—	9.8	—	9.8
Inventory purchase accounting adjustment	1.0	—	—	1.0
Strategic reorganization and other charges	2.7	0.7	7.0	10.4
Adjusted operating income (loss)	167.5	(9.8)	(34.4)	123.3
Pension costs other than service	(0.4)	—	(1.0)	(1.4)
Depreciation and amortization	36.3	5.2	0.4	41.9
Adjusted EBITDA	$203.4	$(4.6)	$(35.0)	$163.8

Adjusted operating margin	22.6%	(11.4)%		14.9%

Adjusted EBITDA margin	27.5%	(5.3)%		19.8%

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES SEGMENT RESULTS AND RECONCILIATION OF NON-GAAP TO GAAP PERFORMANCE MEASURES (UNAUDITED)

Reconciliation of net debt to total debt (end of period):
Current portion of long-term debt	$5.6
Long-term debt	475.0
Total debt	480.6
Less cash and cash equivalents	361.7
Net debt	118.9

Net debt leverage (net debt divided by trailing twelve months’ adjusted EBITDA)	0.7	x

Reconciliation of free cash flow to net cash used in operating activities of continuing operations:
Net cash provided by operating activities of continuing operations	$59.4
Less capital expenditures	(40.6)
Free cash flow	$18.8

(1) We do not allocate interest or income taxes to our segments.